                      CCC INFORMATION SERVICES GROUP INC. AND SUBSIDIARIES

                       STATEMENT RE: COMPUTATION OF NET INCOME PER SHARE

                                        (IN THOUSANDS)
                                          (UNAUDITED)


                                                               Quarter Ended            Three Quarters Ended
                                                               -------------            --------------------
                                                               September 30,               September 30,
                                                               -------------               -------------
                                                           1997           1996           1997          1996
                                                         --------       --------      ---------     ---------
Per share income before extraordinary item and
 dividends and accretion on preferred stock:

Income before extraordinary item and
 dividends and accretion on preferred stock:             $  4,008       $  4,718      $  11,314     $  11,409
                                                         --------       --------      ---------     ---------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           23,853         19,977         23,676        17,595
 Shares attributable to common stock equivalents
  outstanding                                               1,144          1,293          1,208         1,295
                                                         --------       --------      ---------     ---------
                                                           24,997         21,270         24,884        18,890
                                                         --------       --------      ---------     ---------

Per share income before extraordinary item and
 dividends and accretion on preferred stock              $   0.16       $   0.22      $    0.45     $    0.60
                                                         --------       --------      ---------     ---------

Per share extraordinary loss on early retirement of debt, net of income taxes:

Extraordinary loss on early retirement of
 debt, net of income taxes:                              $   -          $   (678)     $   -         $    (678)
                                                         --------       --------      ---------     ---------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           23,853         19,977         23,676        17,595
 Shares attributable to common stock equivalents
  outstanding                                               1,144          1,293          1,208         1,295
                                                         --------       --------      ---------     ---------
                                                           24,997         21,270         24,884        18,890

Per share extraordinary loss on early retirement of
 debt                                                    $   -          $  (0.03)     $   -         $   (0.03)
                                                         --------       --------      ---------     ---------

Per share dividends and accretion:

Dividends and accretion                                  $    (93)      $ (5,003)     $    (271)    $  (6,607)
                                                         --------       --------      ---------     ---------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           23,853         19,977         23,676        17,595
 Shares attributable to common stock equivalents
  outstanding                                               1,144          1,293          1,208         1,295
                                                         --------       --------      ---------     ---------
                                                           24,997         21,270         24,884        18,890
                                                         --------       --------      ---------     ---------

Per share dividends and accretion                        $   -          $  (0.24)     $   (0.01)    $   (0.35)
                                                         --------       --------      ---------     ---------

Net income (loss) per share applicable to common stock:

Net income (loss) applicable to common stock             $  3,915       $  (963)      $  11,043      $  4,124
                                                         --------       --------      ---------     ---------

Weighted average common shares outstanding:
 Shares attributable to common stock outstanding           23,853         19,977         23,676        17,595
 Shares attributable to common stock equivalents
 outstanding                                                1,144          1,293          1,208         1,295
                                                         --------       --------      ---------     ---------
                                                           24,997         21,270         24,884        18,890

Net income (loss) per share applicable to common stock   $   0.16       $  (0.05)     $    0.44     $    0.22
                                                         --------       --------      ---------     ---------
